Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information has been prepared to reflect estimated adjustments to the financial condition and results of operations of Warner Chilcott plc and its subsidiaries (the “Company”) to give effect to each of the items described in (i) through (iv) below:

(i) In connection with its proposed recapitalization transaction (the “Transaction”), the Company is offering $750 million of senior unsecured notes and amending the existing senior secured credit facilities to add $1.5 billion of additional tranches of term loans. The aggregate principal amount of new indebtedness is $2.25 billion. The Company will then use the proceeds of such new debt to declare and pay a special cash dividend to our shareholders of $8.50 per share, or approximately $2.14 billion in the aggregate, and to pay related fees and expenses.

(ii) The September 23, 2009 definitive asset purchase agreement (the “LEO Transaction Agreement”) with LEO Pharma A/S (“LEO”) pursuant to which LEO paid the Company $1.0 billion in cash in order to terminate the Company’s exclusive license to distribute LEO’s DOVONEX and TACLONEX products (including all products in LEO’s development pipeline) in the United States and to acquire certain assets related to the Company’s distribution of DOVONEX and TACLONEX products in the United States (the “LEO Divestiture”). The transaction closed simultaneously with the execution of the LEO Transaction Agreement. In connection with the LEO Transaction, the Company entered into a distribution agreement with LEO (the “LEO Distribution Agreement” and the transactions contemplated thereunder, together with the LEO Divestiture, the “LEO Transaction”) pursuant to which the Company agreed to, among other things, (1) continue to distribute DOVONEX and TACLONEX on behalf of LEO, for a distribution fee through September 23, 2010 and (2) purchase inventories of DOVONEX and TACLONEX from LEO. On June 30, 2010, LEO assumed responsibility for its own distribution services and on July 15, 2010 the parties formally terminated the LEO Distribution Agreement. The Company used approximately $481.8 million of the proceeds from the LEO Divestiture to repay the entire remaining principal balance of the loans outstanding under its prior senior secured credit facilities (the “Prior Senior Secured Credit Facilities”) of $479.8 million, as well as accrued and unpaid interest and fees of $2.0 million (the transactions described in this sentence, together with the LEO Transaction, the “LEO Related Transactions”). This repayment resulted in the termination of the Prior Senior Secured Credit Facilities, including the write-off of $6.6 million related to deferred loan costs.

(iii) On October 30, 2009, the Company acquired the global branded pharmaceuticals business (“PGP”) of The Procter & Gamble Company (“P&G”) for approximately $2,919.3 million in cash and the assumption of certain liabilities (the “PGP Acquisition”). The PGP Acquisition was funded through cash on hand and borrowings under the Company’s new senior secured credit facilities. At the closing of the PGP Acquisition on October 30, 2009, the Company borrowed $1.0 billion under a five-year Term A loan facility and $1.6 billion under a five-and-a-half-year Term B loan facility. Subsequently, on December 16, 2009, the Company entered into an amendment to the new senior secured credit facilities, pursuant to which a new tranche of term loans was created (the “Additional Term Loans”) and was borrowed on December 30, 2009 by the Warner Chilcott Corporation (“WCC”), in an aggregate principal amount of $350.0 million in order to finance, together with cash on hand, the repurchase or redemption (as described in (iv) below) of any and all of the issued and outstanding 8.75% notes. The aforementioned borrowings were subsequently reduced by principal payments of $458.7 million in the aggregate through June 30, 2010 (the principal payments, together with the PGP Acquisition, the “PGP Related Transactions”).

(iv) WCC commenced, on December 15, 2009, a cash tender offer (“Cash Tender Offer”) pursuant to an Offer to Purchase and Consent Solicitation (“Offer to Purchase”) for any and all of its then remaining $380 million aggregate principal amount of outstanding 8.75% notes. In connection with the Offer to Purchase, WCC purchased $290.5 million aggregate principal amount of the notes in December of 2009. Following WCC’s acceptance for purchase of $290.5 million aggregate principal amount of the notes on December 30, 2009, $89.5 million aggregate principal amount of the notes remained outstanding. In January of 2010, pursuant to the Offer to Purchase, WCC received and accepted for purchase approximately $2.0 million aggregate principal amount of additional notes. Finally, on February 1, 2010, WCC redeemed all of the remaining outstanding notes in accordance with the indenture, dated as of January 18, 2005, by and among WCC, the guarantors named therein and Wells Fargo Bank, National Association, as the Trustee (the “Redemption”).

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2009 is based on our historical audited consolidated financial statements and the historical audited and unaudited combined financial statements of PGP. The unaudited pro forma condensed combined financial statements as of and for the six months ended June 30, 2010 are based on our historical unaudited condensed consolidated financial statements. The unaudited pro forma condensed combined statement of operations for the twelve months ended June 30, 2010 is based on our historical audited and unaudited consolidated and condensed consolidated financial statements and the historical unaudited combined financial statements of PGP. Our historical audited consolidated financial statements were filed with our Annual Report on Form 10-K for the year ended December 31, 2009, and our historical unaudited financial statements as of and for the six months ended June 30, 2010 were filed with our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010. The historical audited and unaudited combined financial statements of PGP were filed with our amended Current Report on Form 8-K on November 13, 2009. PGP’s audited combined financial statements are presented with the income statement for each financial year ending on June 30. Notes 8 and 10 below describe the method of calculating the statement of operations of PGP for the year ended December 31, 2009, and for the twelve months ended June 30, 2010, respectively.

As a result of the PGP Acquisition being completed on October 30, 2009, no pro forma adjustments are required to reflect the PGP Acquisition within the unaudited pro forma condensed combined balance sheet as of June 30, 2010. As a result of the LEO Divestiture being completed on September 23, 2009, no pro forma adjustments are required to reflect the LEO Divestiture as of June 30, 2010. As a result of the Cash Tender Offer being completed in January 2010, no pro forma adjustments are required to reflect it as of June 30, 2010.

The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes and assumptions as well as the historical consolidated financial statements and related notes of Warner Chilcott and the historical combined financial statements and related notes of PGP. Now that the PGP Acquisition has been completed, we have conducted a review of PGP’s accounting policies in an effort to determine if differences in accounting policies require restatement or reclassification of PGP’s results of operations or financial position to conform to our accounting policies and classifications. As a result, we have made certain reclassifications within these pro forma financial statements, which are further described in Note 8 below. During the preparation of these pro forma condensed combined financial statements, we were not aware of any further material differences other than those described in Note 8 between the accounting policies of the two companies, and accordingly, these pro forma condensed combined financial statements do not assume any further material differences in accounting policies between the two companies.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2009, the six months ended June 30, 2010, and the twelve months ended June 30, 2010, assumes that (i) the Transaction, (ii) the LEO Related Transactions, (iii) the PGP Related Transactions, and (iv) the Cash Tender Offer and Redemption each occurred on January 1, 2009. The unaudited pro forma condensed combined balance sheet as of June 30, 2010 assumes that the Transaction occurred on June 30, 2010 (the LEO Related Transactions, the PGP Related Transactions and the Cash Tender Offer and Redemption are included in our historical balance sheet as of June 30, 2010). The unaudited pro forma condensed combined financial information has been prepared by management for illustrative purposes only and is not necessarily indicative of the condensed consolidated financial position or results of operations that would have been realized had the Transaction, the LEO Related Transactions, the PGP Related Transactions or the Cash Tender Offer and Redemption occurred as of the dates indicated, nor is it meant to be indicative of any anticipated condensed consolidated financial position or future results of operations that the combined company will experience. The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Transaction, the LEO Related Transactions, the PGP Related Transactions, and the Cash Tender Offer and Redemption, (2) factually supportable and (3) with respect to the unaudited pro forma condensed combined statements of operations, are expected to have a continuing impact on the combined results.

PGP’s historical condensed combined financial statements have been “carved out” from P&G’s consolidated financial statements and reflect certain assumptions and allocations made by P&G. PGP’s historical condensed combined financial statements include all revenues, costs, assets and liabilities directly attributable to the PGP business. In addition, certain expenses reflected in the condensed combined financial statements include allocations of corporate expenses from P&G. As part of the PGP Acquisition, we entered into a transition services agreement, under which P&G provides certain services to us that it previously provided to PGP when PGP was wholly-owned by P&G.

The PGP Acquisition has been accounted for as a business purchase combination using the acquisition method of accounting under the provisions of Accounting Standard Codification (“ASC”) No. 805, “Business Combinations,” (“ASC 805”), and applying the pro forma assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information. The acquisition method of accounting as defined in ASC 805 uses the fair value concepts defined in ASC Topic 820 “Fair Value Measurements and Disclosures,” (“ASC 820”), which we have adopted in the required periods. The Company values most assets acquired and liabilities assumed in a business purchase combination at their fair values as of the acquisition date. Fair value measurements can be highly subjective and the reasonable application may result in a range of alternative estimates using the same facts and circumstances. The process for estimating the fair values of IPR&D, identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows, developing appropriate discount rates, estimating the costs, timing and probability of success to complete in-process projects and projecting regulatory approvals. Under ASC 805, transaction costs are not included as a component of consideration transferred, and are expensed as incurred. The excess of the purchase price (consideration transferred) over the estimated amounts of identifiable assets and liabilities as of the effective date of the acquisition are allocated to goodwill in accordance with ASC 805. Relating to the PGP Acquisition, the final valuation is expected to be completed as soon as practicable but no later than one year after the consummation of the acquisition on October 30, 2009. The purchase price allocation is subject to completion of our final analysis of the fair value of the assets and liabilities of PGP as of the effective date of the PGP Acquisition. Accordingly, the purchase price allocation in the unaudited pro forma condensed combined financial statements is preliminary and will be adjusted upon completion of the final valuation. These adjustments could be material. The establishment of the fair value of the consideration for the acquisition, and the allocation to identifiable tangible and intangible assets and liabilities requires the extensive use of accounting estimates and management judgment. We believe the fair values assigned to the assets to be acquired and liabilities to be assumed are based on reasonable estimates and assumptions based on data currently available.

ASC 805 requires that assets acquired and liabilities assumed in a business combination that arise from contingencies be recognized at fair value if fair value can reasonably be estimated. If the fair value of an asset or liability that arises from a contingency can be determined, the asset or liability would be recognized in accordance with ASC Topic 450, “Accounting for Contingencies” (“ASC 450”). If the fair value is not determinable and the ASC 450 criteria are not met, no asset or liability would be recognized.

Unaudited pro forma condensed combined statement of operations for the year ended December 31, 2009

	Year Ended December 31, 2009
	WC	Adjustments for LEO(1)	PGP(8)	Pro forma Adjustments		Pro forma
	(dollars in millions)
Revenue
Net sales	$1,384.6	$(270.0)	$1,873.9	$(26.0)	(2)	$2,962.5
Other revenue	51.2	—	—	—		51.2

Total revenue	1,435.8	(270.0)	1,873.9	(26.0)		3,013.7
Costs, Expenses and Other
Cost of sales (excluding amortization and impairment of intangible assets)	320.3	(117.7)	181.6	(73.5)	(3)	310.7
Selling, general and administrative	436.4	(7.4)	826.8	(41.2)	(4)	1,214.6
(Gain) on sale of assets	(393.1)	393.1	(193.5)	193.5	(2)	—
Research and development	76.7	(0.2)	132.1	—		208.6
Amortization of intangible assets	312.2	(16.1)	20.2	383.8	(5)	700.1
Impairment of intangible assets	—	—	1.8	—		1.8
Interest expense (net)	124.6	(31.1)	—	245.5	(6)	339.0

Income / (loss) before taxes	558.7	(490.6)	904.9	(734.1)		238.9
Provision / (benefit) for income taxes	44.6	(17.0)	309.1	(254.3)	(7)	82.4

Net income / (loss)	$514.1	$(473.6)	$595.8	$(479.8)		$156.5

Earnings per share:
Basic	$2.05					$0.63
Diluted	2.05					0.62

See notes to the unaudited pro forma condensed combined statement of operations.

Unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2010

	Six Months Ended June 30, 2010
	WC	Adjustments for LEO(1)	Pro forma adjustments		Pro forma
	(dollars in millions)
Revenue
Net sales	$1,473.2	$(148.7)	$—		$1,324.5
Other revenue	103.7	—	—		103.7

Total revenue	1,576.9	(148.7)	—		1,428.2
Costs, Expenses and Other
Cost of sales (excluding amortization and impairment of intangible assets)	326.2	(114.0)	(105.5	)(3)	106.7
Selling, general and administrative	600.9	—	—		600.9
Research and development	82.3	—	—		82.3
Amortization of intangible assets	318.1	—	(50.4	)(5)	267.7
Interest expense (net)	115.5	—	48.7	(6)	164.2

Income / (loss) before taxes	133.9	(34.7)	107.2		206.4
Provision / (benefit) for income taxes	35.9	(0.7)	5.4	(7)	40.6

Net income / (loss)	$98.0	$(34.0)	$101.8		$165.8

Earnings per share:
Basic	$0.39				$0.66
Diluted	0.39				0.66

See notes to the unaudited pro forma condensed combined statement of operations.

Unaudited pro forma condensed combined statement of operations for the twelve months ended June 30, 2010

	Twelve Months Ended June 30, 2010
	WC(9)	Adjustments for LEO(1)	PGP(10)	Pro forma Adjustments		Pro forma
	(dollars in millions)
Revenue
Net sales	$2,373.2	$(283.7)	$765.3	$(4.2)	(2)	$2,850.6
Other revenue	142.7	—	—	—		142.7

Total revenue	2,515.9	(283.7)	765.3	(4.2)		2,993.3
Costs, Expenses and Other
Cost of sales (excluding amortization and impairment of intangible assets)	550.8	(178.8)	65.1	(179.0)	(3)	258.1
Selling, general and administrative	937.5	(1.9)	345.8	(38.0)	(4)	1,243.4
(Gain) on sale of assets	(393.1)	393.1	(193.5)	193.5	(2)	—
Research and development	123.2	(0.1)	40.6	—		163.7
Amortization of intangible assets	516.3	(5.4)	7.9	101.1	(5)	619.9
Interest expense (net)	206.9	(15.3)	—	140.4	(6)	332.0

Income / (loss) before taxes	574.3	(475.3)	499.4	(222.2)		376.2
Provision /(benefit) for income taxes	61.6	(15.5)	170.8	(134.1)	(7)	82.8

Net income / (loss)	$512.7	$(459.8)	$328.6	$(88.1)		$293.4

Earnings per share:
Basic	$2.04					$1.17
Diluted	2.03					1.16

See notes to the unaudited pro forma condensed combined statement of operations.

Notes to unaudited pro forma condensed combined statement of operations

(1)	Reflects the adjustment to give pro forma effect to the LEO Related Transactions. The Company used approximately $481.8 million of the proceeds from the LEO Divestiture to repay the entire remaining principal balance of the loans outstanding under its Prior Senior Secured Credit Facilities of $479.8 million, as well as accrued and unpaid interest and fees of $2.0 million. This repayment resulted in the termination of the Prior Senior Secured Credit Facilities.

(2)	Reflects the exclusion of royalty income and the gain on the sale of an asset associated with the Ajinomoto license agreement that was excluded from the PGP Acquisition.

(3)	Reflects the elimination of the increase in cost of sales directly attributable to the fair value step-up of inventory purchased in the PGP Acquisition.

(4)	Reflects the elimination of advisory, legal and regulatory costs incurred prior to October 30, 2009 that were directly attributable to the PGP Acquisition but that are not expected to have a continuing impact on the combined entity’s results.

(5)	Reflects the adjustment to historical intangible amortization expense previously recorded by PGP and the Company to reflect the pro forma amortization expense calculated as if the PGP Acquisition occurred on January 1, 2009 using the new fair value of intangible assets acquired from PGP:

			Amortization
	Weighted Average Useful Life	Estimated Fair Value	Year Ended December 31, 2009	Six Months Ended June 30, 2010	Twelve Months Ended June 30, 2010
	(dollars in millions)
Brand Intellectual Property (“IP”)	Eight years	$2,555.7	$489.0	$190.4	$434.8
IPR&D	Indefinite	247.6	—	—	—

Total brand IP		$2,803.3	$489.0	$190.4	$434.8

Removal of pre acquisition PGP historical intangible assets amortization			$(20.2)	—	$(7.9)
Removal of post acquisition PGP historical intangible assets amortization			(85.0)	(240.8)	(325.8)

Total adjustment			$383.8	$(50.4)	$101.1

Notes to unaudited pro forma condensed combined statement of operations

(6)	Reflects the incremental interest expense related to the Company’s debt structure after the Transaction, comprised of the new senior unsecured notes and borrowings under the senior secured credit facilities as of June 30, 2010. Pro forma adjusted interest expense was calculated as follows:

	Year Ended December 31, 2009	Six Months Ended June 30, 2010	Twelve Months Ended June 30, 2010
	(dollars in millions)
Revolver commitment fee(a)	$1.9	$0.9	$1.9
Interest expense on new and amended senior debt(b)	294.8	142.1	288.1
Amortization of debt issue costs and other(c)	42.5	21.3	42.2

Pro forma adjusted interest expense	339.2	164.3	332.2
Removal of historical interest expense(d)	(93.7)	(115.6)	(191.8)

Total adjustment	$245.5	$48.7	$140.4

(a)	Reflects a commitment fee of 75 basis points on the fully undrawn revolver of $250.0 million. If drawn, the interest rate would be consistent with the amended Term loan A.
(b)	Reflects interest expense on the new senior unsecured notes and the new and amended variable rate senior secured credit facilities at a weighted average interest rate of 6.3%. The new senior unsecured notes will bear interest at a fixed rate. Borrowings under the senior secured credit facilities generally bear interest at a base rate, typically the higher of the current LIBOR rate or a pre-established LIBOR floor rate, plus an additional margin. Pro forma interest expense is calculated as if the new senior unsecured notes were issued and debt was incurred under the new and amended senior secured credit facilities on January 1, 2009 and assumes there are: (i) no principal payments for the new senior unsecured notes during the periods presented and (ii) scheduled principal payments as specified in the new senior secured credit facilities agreement. If the interest rates were to increase or decrease by 0.125% from the rates assumed, pro forma interest expense would change by approximately $5.8 million for the fiscal year ended December 31, 2009, $2.8 million for the six months ended June 30, 2010, and $5.7 million for the twelve months ended June 30, 2010.
(c)	Reflects debt amortization expense related to the new and existing debt structure of the combined entity, based on $185.6 million in new ($79.5 million) and existing ($106.1 million) financing fees incurred, which will be amortized over the weighted average life of the debt of approximately 5 years.
(d)	Reflects the removal of historical interest expense of Warner Chilcott of $124.8 million, $115.6 million and $207.1 million for the year ended December 31, 2009, six months ended June 30, 2010 and twelve months ended June 30, 2010, respectively, less interest expense related to the Prior Senior Secured Credit Facilities of $31.1 million, $0 million and $15.3 million, for the year ended December 31, 2009, six months ended June 30, 2010 and twelve months ended June 30, 2010, respectively, which were repaid in full with the proceeds from the LEO Divestiture. (See Note 1.)

(7)	For purposes of determining the estimated income tax expense for the unaudited pro forma condensed combined statement of operations, an estimated weighted average statutory tax rate has been applied, based upon the various jurisdictions of the pro forma combined company where pre-tax profits and adjustments are reasonably expected to occur. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-acquisition integration activities, including repatriation decisions, cash needs and the geographical mix of income.

(8)

The fiscal year for PGP, as reflected in its audited financial statements, ends on June 30, and adjustments were required to present the ten month pre-acquisition PGP results, ended October 30, 2009 (the two month post acquisition results, ended December 31, 2009, are included in the Company’s fiscal year 2009 results) in the pro forma combined statement of operations for the year ended December 31, 2009. To this end, unaudited interim financial information of PGP was prepared for the six months ended December 31, 2008, for the three months ended September 30, 2009 incorporated by reference herein and for the month of

Notes to unaudited pro forma condensed combined statement of operations

October 2009. PGP’s financial statements for the month of October 2009 have not been reviewed by an independent auditor. The table below shows the method of calculation, including pro forma reclassifications.

	Year Ended June 30, 2009	Six Months Ended December 31, 2008	Three Months Ended September 30, 2009	Month of October 2009	Ten Months Pre- Acquisition, Ended October 30, 2009
	(dollars in millions)
Revenue
Total revenue	$2,317.5	$(1,208.9)	$577.7	$187.6	$1,873.9
Cost, expenses and other
Cost of sales (excluding amortization and impairment of intangible assets)	247.8	(131.3)	51.3	13.8	181.6
Selling, general and administrative	1,044.5	(563.5)	254.6	91.2	826.8
(Gain on sale of assets)	—	—	(193.5)	—	(193.5)
Research and development	180.5	(89.0)	30.3	10.3	132.1
Amortization of intangible assets	24.4	(12.1)	6.1	1.8	20.2
Impairment of intangible assets	1.8	—	—	—	1.8

Income before taxes	818.5	(413.0)	428.9	70.5	904.9
Provision for income taxes	279.2	(140.9)	144.9	25.9	309.1

Net income	$539.3	$(272.1)	$284.0	$44.6	$595.8

Certain reclassifications have been made to the financial information of PGP for the year ended June 30, 2009, the six months ended December 31, 2008, the three months ended September 30, 2009, and the month of October 2009 to conform to the pro forma condensed combined financial statements. These reclassifications are as follows:

Gross profit per the condensed combined financial statements of PGP amounted to $2,100.2 million, $1,092.1 million, $532.8 million and $175.7 million for the year ended June 30, 2009, the six months ended December 31, 2008, the three months ended September 30, 2009, and for the month of October 2009, respectively. A reclassification of royalty expense related to ASACOL has been made from Other operating expense, as per the financial information of PGP, to cost of sales for the unaudited pro forma condensed combined financial information, in the amount of $30.5 million, $14.5 million, $6.4 million and $1.9 million for the year ended June 30, 2009, the six months ended December 31, 2008, the three months ended September 30, 2009, and for the month of October 2009, respectively.

Other operating expense per the condensed combined financial statements of PGP amounted to $456.0 million, $238.1 million, $131.3 million, and $49.1 million for the year ended June 30, 2009, the six months ended December 31, 2008, the three months ended September 30, 2009, and for the month of October 2009, respectively. Other than as set forth above for royalty expense related to ASACOL, these costs have been reclassified in their entirety to Selling, general and administrative expenses for the unaudited pro forma condensed combined financial information.

Notes to unaudited pro forma condensed combined statement of operations

Selling, general and administrative expenses per the condensed combined financial statements of PGP amounted to $825.7 million, $441.0 million, $166.1 million and $56.2 million for the year ended June 30, 2009, the six months ended December 31, 2008, the three months ended September 30, 2009, and for the month of October 2009, respectively. Research and development costs in the amount of $180.5 million, $89.0 million, $30.3 million, and $10.3 million for the year ended June 30, 2009, the six months ended December 31, 2008, the three months ended September 30, 2009, and for the month of October 2009, respectively, have been reclassified from Selling, general and administrative expenses and included as a separate line. Amortization of intangibles in the amount of $24.4 million, $12.1 million, $6.1 million and $1.8 million for the year ended June 30, 2009, the six months ended December 31, 2008, the three months ended September 30, 2009, and for the month of October 2009, respectively, have been reclassified from Selling, general and administrative expenses and included as a separate line. Impairment of intangibles in the amount of $1.8 million for the year ended June 30, 2009, and $0 million for each of the six months ended December 31, 2008, the three months ended September 30, 2009, and the month of October 2009, respectively, have been reclassified from Selling, general and administrative expenses and included as a separate line.

(9)	The Company’s fiscal year, as reflected in its audited financial statements, ends on December 31, and adjustments were required to present the Company’s twelve months ended June 30, 2010 in the combined statement of operations for the twelve months ended June 30, 2010. To this end, the Company’s unaudited interim financial information was used for the six months ended June 30, 2009 and 2010, included and incorporated by reference herein. The table below shows the method of calculation.

	Twelve Months Ended December 31, 2009	Six Months Ended June 30, 2009	Six Months Ended June 30, 2010	Twelve Months Ended June 30, 2010
	(dollars in millions)
Revenue
Total revenue	$1,435.8	$(496.8)	$1,576.9	$2,515.9
Cost, expenses and other
Cost of sales (excluding amortization and impairment of intangible assets)	320.3	(95.7)	326.2	550.8
Selling, general and administrative	436.4	(99.8)	600.9	937.5
(Gain) on sale of assets	(393.1)	—	—	(393.1)
Research and development	76.7	(35.8)	82.3	123.2
Amortization of intangible assets	312.2	(114.0)	318.1	516.3
Interest expense (net)	124.6	(33.2)	115.5	206.9

Income before taxes	558.7	(118.3)	133.9	574.3
Provision for income taxes	44.6	(18.9)	35.9	61.6

Net income	$514.1	$(99.4)	$98.0	$512.7

Notes to unaudited pro forma condensed combined statement of operations

(10)	The fiscal year for PGP, as reflected in its audited financial statements, ends on June 30, and adjustments were required to present the four month pre-acquisition PGP results, ended October 30, 2009 (the eight month post acquisition results ended June 30, 2010, are included in the Company’s results) in the pro forma combined statement of operations for the twelve months ended June 30, 2010. To this end, unaudited interim financial information of PGP was prepared for the three months ended September 30, 2009, incorporated by reference herein, and for the month of October 30, 2009. PGP’s financial statements for the month of October 2009 have not been reviewed by an independent auditor. The table below shows the method of calculation, including pro forma reclassifications.

	Three Months Ended September 30, 2009	Month Of October 2009	Four Months Pre-Acquisition Ended October 30, 2009
	(dollars in millions)
Revenue
Total revenue	$577.7	$187.6	$765.3
Cost, expenses and other
Cost of sales (excluding amortization and impairment of intangible assets)	51.3	13.8	65.1
Selling, general and administrative	254.6	91.2	345.8
(Gain) on sale of assets	(193.5)	—	(193.5)
Research and development	30.3	10.3	40.6
Amortization of intangible assets	6.1	1.8	7.9

Income before taxes	428.9	70.5	499.4
Provision for income taxes	144.9	25.9	170.8

Net income	$284.0	$44.6	$328.6

Certain reclassifications have been made between the condensed financial statements of PGP for the three months ended September 30, 2009, and the month of October 2009, and the pro forma condensed financial statements. Refer to Note 8 above for reclassifications concerning the three months ended September 30, 2009 and the month of October 2009.

Unaudited pro forma condensed combined balance sheet as of June 30, 2010

	As of June 30, 2010
	WC	Pro Forma Adjustments		Pro Forma
	(dollars in millions)
Assets
Current assets:
Cash and cash equivalents	$296.7	$26.5	(1)	$323.2
Accounts receivable, net	357.7	—		357.7
Inventories, net	109.8	—		109.8
Prepaid expenses and other current assets	209.3	—		209.3

Total current assets	973.5	26.5		1,000.0
Property, plant and equipment, net	214.7	—		214.7
Intangible assets, net	2,940.9	—		2,940.9
Goodwill	1,018.6	—		1,018.6	(2)
Other non-current assets	109.5	79.5	(3)	189.0

Total assets	$5,257.2	$106.0		$5,363.2

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$111.6	$—		$111.6
Accrued expenses and other current liabilities	570.2	—		570.2
Income taxes payable	13.0	—		13.0
Current portion of long-term debt	165.5	60.0	(4)	225.5

Total current liabilities	860.3	60.0		920.3
Long-term debt, excluding current portion	2,325.8	2,190.0	(4)	4,515.8
Other non-current liabilities	91.5	—		91.5

Total liabilities	3,277.6	2,250.0		5,527.6
Stockholders’ equity	1,979.6	(2,144.0	)(5)	(164.4)

Total liabilities and stockholders’ equity	$5,257.2	$106.0		$5,363.2

See notes to the unaudited pro forma condensed combined balance sheet.

Notes to unaudited pro forma condensed combined balance sheet

(1)	Reflects the net effect to cash resulting from the following (dollars in millions):

Issuance of debt:
Face value(4)	$2,250.0
Fees and discounts(1a)	(79.5)
Dividend to be declared(5)	(2,144.0)

Net change	$26.5

(a)	Reflects financing fees and original issue discount associated with the new debt structure.

(2)	Included within the Company’s goodwill is the goodwill arising from the preliminary allocation of purchase price, related to the PGP Acquisition, to record assets acquired and liabilities assumed at their estimated fair values as of June 30, 2010. Allocation of the purchase price was based on currently available information and could change materially upon receipt of more detailed information. The preliminary purchase price allocation is as follows (dollars in millions):

Purchase price:
Cash consideration	$2,919.3

Preliminary allocation of consideration:
Trade accounts receivable	310.4
Inventory	256.2
Other current assets and long term assets	77.6
Property, plant and equipment	85.1
Intangible assets—intellectual property(a)	2,555.7
IPR&D(a)	247.6
Other current and long term liabilities	(635.0)
Deferred income taxes, net	1.8

Total identifiable net assets	2,899.4
Goodwill	19.9

Total cash consideration	$2,919.3

(a)	Of the total estimated consideration of $2,919.3 million, approximately $2,803.3 million has been allocated to identified intangible assets, of which $2,555.7 million represents currently marketed products that are expected to be amortized over a weighted average useful life on an accelerated basis of approximately 8 years, and approximately $247.6 million has been allocated to identified IPR&D intangible products.

The IPR&D will be capitalized and accounted for as an indefinite-lived intangible asset and will be subject to impairment testing until the completion or abandonment of the project. Upon successful completion and launch of each project, we will make a separate determination of useful life of the IPR&D intangible, and subsequent amortization will be recorded as an expense. As the IPR&D intangibles are not currently marketed, no amortization of these items is reflected in the unaudited pro forma condensed combined statements of operations.

The fair value of identifiable intangible assets is determined primarily using the “income approach,” which is a valuation technique that provides an estimate of the fair value of an asset based on market participant expectations of the cash flows an asset would generate over its remaining useful life. Some of the significant assumptions inherent in the development of the identifiable intangible asset valuations, from the perspective of a market participant, include the estimated net cash flows for each year for each project or product (including net revenues cost of sales, research and development costs, selling and marketing costs and working capital/asset contributory asset charges), the appropriate discount rate to select in order to measure the risk inherent in each future cash flow stream, the assessment of each asset’s life cycle, competitive trends impacting the asset and each cash flow stream and other factors. The major risks and uncertainties associated with the timely and successful completion of the IPR&D projects include legal risk and regulatory risk. The underlying assumptions used to prepare the discounted cash flow analysis may change or projects may not be completed to commercial success on time or at all. For these and other reasons, actual results may vary significantly from estimated results.

Notes to unaudited pro forma condensed combined balance sheet

(3)	Reflects the recognition of the deferred financing costs on the amendment of existing debt and issuance of new debt and new senior unsecured notes of $79.5 million.

(4)	Reflects the issuance of $1.5 billion of new debt under the amended senior secured credit facilities (New Term A-2 of $0.5 billion, and New Term B-2 of $1.0 billion) and $0.75 billion of new senior unsecured notes.

(5)	Reflects the Company’s intention to declare and pay a special dividend to our shareholders of $8.50 per share, or approximately $2.14 billion in the aggregate, in accordance with the Transaction.